Exhibit 32.2

Certification by Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the period July 23, 2024 (Commencement of operations) through March 31, 2025 (the “Report”) of Franklin Ethereum Trust (the “Trust” or “registrant”) as filed with the Securities and Exchange Commission on the date hereof, I, Matthew Hinkle, the Chief Financial Officer of Franklin Holdings, LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By	/s/ Matthew Hinkle
Name:	Matthew Hinkle*
Title:	Chief Financial Officer

(serving in the capacity of principal financial officer)

Date: June 27, 2025

*
The registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the registrant.